Filed Pursuant to Rule 424(b)(2)

Registration No. 333-142243

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Nonstatutory stock options under the 2004 Stock Plan, currently available for grant	}
Class A common stock, par value $0.001 per share, currently available for issuance under the 2004 Stock Plan, including upon exercise or issuance of stock-based awards under the 2004 Stock Plan or short sales by participating financial institutions (3)		8,500,000	$405.77(4)	$3,449,045,000	$192,457

(1)	“Stock-based awards under the 2004 Stock Plan” include incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards for eligible employees, consultants, and directors of Google or of any parent or subsidiary of Google under the 2004 Stock Plan.
(2)	This amount represents an increase to the number of shares reserved for issuance under the 2004 Stock Plan. Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of Google’s Class A common stock that become issuable under the 2004 Stock Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of Google’s outstanding shares of Class A common stock.
(3)	Includes shares of Class A common stock to be offered and sold by participating financial institutions in connection with short sales of Class A common stock. Shares of Class A common stock subject to stock options that are eligible for the Transferable Stock Option (“TSO”) program may either (1) be exercised by the optionee or (2) sold under the TSO program, but not both. Accordingly, the registrant is paying one registration fee based on the number of shares available for issuance under the 2004 Stock Plan.
(4)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of computing the amount of the registration fee based on $405.77 per share, which represents the average of the high and low sales prices per share of Class A common stock as reported on The Nasdaq Global Select Market on June 23, 2009. Pursuant to Rule 457(h)(3), no additional fee is being paid with respect to Class A common stock issuable upon exercise of stock-based awards under the 2004 Stock Plan or short sales by participating financial institutions.

EXPLANATORY NOTE

In connection with our Transferable Stock Option (“TSO”) program, we are filing two forms of prospectus to (i) pay the registration fee associated with the increase to the number of shares reserved for issuance under Google Inc.’s 2004 Stock Plan of 8,500,000 shares, which was previously approved by Google’s board of directors and stockholders and (ii) update, among other things, the information set forth in the previous forms of prospectus filed under Registration Statement No. 333-142243 regarding the number of shares reserved for issuance under the 2004 Stock Plan and eligible for sale in the TSO program.

The first form of prospectus is to be used by Google in connection with the offer and sale by us of Class A common stock upon exercise, other than by participating financial institutions, of options under our 2004 Stock Plan and in connection with grants of future stock-based awards under our 2004 Stock Plan. The second form of prospectus is to be used by participating financial institutions in connection with their short sales of Class A common stock. The second form of prospectus includes separate cover pages for each financial institution currently participating in the TSO program. Separate cover pages for the second form of prospectus will be filed pursuant to Rule 424(b) with respect to each additional participating financial institution that is subsequently selected to participate.

Prospectus for Participants in the 2004 Stock Plan

June 24, 2009

Shares of Class A Common Stock

and

Stock-based Awards under Google’s 2004 Stock Plan

This prospectus covers (1) the offer and sale by us of shares of our Class A common stock upon exercise, other than by participating financial institutions, of options currently outstanding under our 2004 Stock Plan to eligible employees, consultants, and directors of Google or of any parent or subsidiary of Google, (2) the grant by us of nonstatutory stock options to eligible employees, consultants, and directors of Google or any parent or subsidiary of Google, and (3) the offer and sale by us of shares of our Class A common stock in connection with the grant or exercise of incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards to eligible employees, consultants, and directors of Google or of any parent or subsidiary of Google under our 2004 Stock Plan. See “Appendix A – Frequently Asked Questions about the 2004 Stock Plan.” This prospectus also covers such additional stock-based awards and shares of Class A common stock that may become available from time to time under our 2004 Stock Plan. We will receive the exercise or purchase price of certain stock-based awards under the 2004 Stock Plan if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to 10 votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.” The closing price of our Class A common stock on June 23, 2009 was $405.68 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 3 and in the documents we incorporate by reference in this prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

Google Inc.

Google is a global technology leader focused on improving the ways people connect with information. Our innovations in web search and advertising have made our web site a top internet property and our brand one of the most recognized in the world. We maintain a large index of web sites and other online content, which we make freely available via our search engine to anyone with an internet connection. Our automated search technology helps people obtain nearly instant access to relevant information from our vast online index.

We generate revenue primarily by delivering relevant, cost-effective online advertising. Businesses use our AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party web sites that comprise the Google Network use our AdSense program to deliver relevant ads that generate revenue and enhance the user experience.

Our mission is to organize the world’s information and make it universally accessible and useful. We believe that the most effective, and ultimately the most profitable, way to accomplish our mission is to put the needs of our users first. We have found that offering a high-quality user experience leads to increased traffic and strong word-of-mouth promotion. Our dedication to putting users first is reflected in three key commitments:

•

We will do our best to provide the most relevant and useful search results possible, independent of financial incentives. Our search results will be objective and we do not accept payment for search result ranking or inclusion.

•

We will do our best to provide the most relevant and useful advertising. Advertisements should not be an annoying interruption. If any element on a search result page is influenced by payment to us, we will make it clear to our users.

•	We will never stop working to improve our user experience, our search technology and other important areas of information organization.

We believe that our user focus is the foundation of our success to date. We also believe that this focus is critical for the creation of long-term value. We do not intend to compromise our user focus for short-term economic gain.

Corporate Information

We were incorporated in California in September 1998, and in August 2003, we reincorporated in Delaware. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. We maintain a number of web sites including www.google.com. The information on our web sites is not part of this prospectus.

Google® is a registered trademark in the United States and several other countries. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective holders.

2004 Stock Plan Prospectus – 1

The Offering

This prospectus covers (1) the offer and sale by us of shares of our Class A common stock upon exercise, other than by participating financial institutions, of options currently outstanding under our 2004 Stock Plan to eligible employees, consultants, and directors of Google or of any parent or subsidiary of Google, (2) the grant by us of nonstatutory stock options to eligible employees, consultants and directors of Google or any parent or subsidiary of Google, and (3) the offer and sale by us of shares of Class A common stock in connection with the grant or exercise of incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards to eligible employees, consultants, and directors of Google or of any parent or subsidiary of Google under our 2004 Stock Plan. See “Appendix A – Frequently Asked Questions about the 2004 Stock Plan.” This prospectus also covers such additional stock-based awards and shares of Class A common stock that may become available from time to time under our 2004 Stock Plan.

2004 Stock Plan Prospectus – 2

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to the Transferable Stock Option Program

The price you receive for selling your option in the TSO program may not reflect the value of your option.

If you choose to sell your option in the Transferable Stock Option, or TSO, program, there can be no assurance that the price you receive from the participating financial institution reflects the value of your option. Options have both theoretical value, or “time value,” and “intrinsic value,” which is the difference between the exercise price and current market price for the Class A common stock. The price offered by participating financial institutions in the TSO program for options is expected to be based on the exercise price of the option, the current market price of our Class A common stock, the volatility of our Class A common stock, current interest rates, the term of the option, the cost of the hedging activities by the participating financial institutions and current market conditions. Several factors affect the difference between the price you receive in the TSO program and the value of your option, including:

•	the amendments to the eligible options to include certain automatic adjustment provisions will result in a loss of the time value of your option;

•

choosing to sell your option in the TSO program as opposed to exercising and selling the underlying shares at a later date may result in a loss of intrinsic value of your option if the market price of our common stock increases over time; and

•

due to the limited number of participating financial institutions in the TSO program, and the limitations on resale and transaction costs of the participating financial institutions, the TSO program may not be as efficient as a public market.

You may realize less value from selling your options under the TSO program than the theoretical value, or time value, of your option.

If an option is exercised prior to its expiration date, the option holder gives up theoretical value, or time value, inherent in an option. Prior to the commencement of the TSO program, we unilaterally amended outstanding eligible options to include certain automatic adjustment provisions that will become effective only upon transfer of the option under the TSO program. In particular, for options with a remaining term greater than two years at the time of transfer, the remaining term of the option will be automatically reduced to two years. If the remaining term of the option is less than two years at the time of transfer, the remaining term of the option will be further reduced in six-month increments until the remaining transferable option term is six months. For example, an option with a 23-month term at the time of transfer will be reduced to a term of 18 months. If the remaining term of an option is less than six months, the option is not eligible to be sold in the TSO program. These automatic adjustments result in the loss of time value, although in an amount less than would be lost if you exercise the options. The time value of an option decreases as its term decreases, and the amount a participating institution will be willing to pay under the TSO program will reflect the effect of the automatic reduction in the remaining term of the option.

You may realize less value from selling your options under the TSO program than if you choose to exercise your options and sell the shares at a later date, and you may realize less value from exercising your options and immediately selling the shares than from selling your options under the TSO program.

For any eligible option, you may choose to (i) hold the option, (ii) exercise the option (in whole or in part as it vests) and either hold or sell the stock or (iii) sell the option (in whole or in part as it vests) to a participating financial

2004 Stock Plan Prospectus – 3

institution through the TSO program. A participating financial institution bidding on your option may be willing to pay a premium above the intrinsic value of your option, which is the difference between the exercise price and current market price for our Class A common stock. In this case, you would realize less value from exercising your option and immediately selling the shares than you would from selling your option under the TSO program. However, if you choose to exercise your option and then sell the shares at a later date, you would benefit from any increase in the market price of our Class A common stock that occurs after the exercise date, which may be greater than the premium the financial institution is willing to pay for purchasing your option in the TSO program, but you would also be at risk of a decrease in the market price of our Class A common stock. Furthermore, if you exercise your option and you sell your shares after satisfying the one-year holding period required for long-term capital gains treatment, your tax on such additional appreciation (along with the tax you pay at exercise) may be less than the ordinary income taxation applicable to sales of options in the TSO program. Thus, in such circumstances, you may realize more value than if you had sold your option in the TSO program. The tax consequences of the TSO program, which are described below in this prospectus for U.S. taxpayers only, should be considered when making your decision to participate in the TSO program.

The difference between the market price and exercise price of your option will affect the amount the participating financial institutions are willing to pay for your option.

As options become more in- or out-of-the-money — that is, as the market price of Google common stock gets further from the exercise price of the option — the time value of the option decreases. For in-the-money options, this means that the excess over the intrinsic value of the option that participating institutions are willing to pay will decrease. For out-of-the-money options, this means that the amount participating institutions are willing to pay will decrease.

You should not rely on the value of publicly-traded options to value your options under the TSO program.

We caution you not to place undue reliance on the value of publicly-traded options when attempting to determine the value of your options under the TSO program. The TSO program is not expected to be as efficient as the public market because of the limited number of participating financial institutions in the TSO program, the limitations on their ability to sell options they purchase under the TSO program and the shares they receive upon exercise of the options, the higher transaction costs they may incur in connection with their hedging transactions and the different terms governing the options in the TSO program as compared to publicly-traded options. In addition, the market price for options is highly volatile and may fluctuate dramatically, particularly when the option exercise price is at or near the market price for our Class A common stock. We make no representations as to what the “fair value” of your options under the TSO program should be.

The current highest bid price quoted for your option may not be the actual price you receive upon sale.

The price offered by participating financial institutions in the TSO program for options is expected to be based on the exercise price of the option, the current market price of our Class A common stock, the volatility of our Class A common stock, current interest rates, the term of the option, the cost of the hedging activities by the participating financial institutions and current market conditions. Options with the same exercise price will not necessarily receive bids for the same price on a particular trading day. In addition, a participating financial institution may place a limit on the number of shares underlying options it will purchase at the price offered. If you choose to participate in the TSO program, you will use a secure internal online tool to see the current highest bid price offered by the participating financial institutions for your options and to place sell orders. However, the current bid may change during the time that it takes for your sell order to be transmitted, or because the highest bid price was not available for the full size of your order.

The TSO program may not be available when you want to sell your options.

The TSO program is available during regular trading hours for The Nasdaq Stock Market only when our trading window is open. Generally, the trading window is open for approximately four to six weeks each quarter. However, on the last day of each of our trading windows, the TSO program will close one hour prior to the close of regular trading hours for The Nasdaq Stock Market. We will suspend the TSO program from time to time for a variety of reasons, including for maintenance and other technical reasons, and for periods when we believe we are in possession

2004 Stock Plan Prospectus – 4

of material, non-public information until the information is no longer material or the second business day after the information has been made public. You will likely not be given advance notice of any suspension of the TSO program, and you will be unable to sell options under the TSO program, even under a Rule 10b5-1 trading plan, when the TSO program has been suspended or is not otherwise available.

The TSO program should not be affected by section 409A of the Internal Revenue Code and the resulting additional taxes under section 409A.

Section 409A of the Internal Revenue Code generally subjects certain options to early income tax recognition (at the time of vesting) and the imposition of additional taxes and interest penalties, regardless of whether the option has been exercised or sold. Normal federal and state income taxes, an additional 20% federal penalty tax and additional state penalty tax (currently an additional 20% California tax would apply to California residents) and other interest penalties can apply. Section 409A generally applies to discounted options (those issued with an exercise price below that equal to the fair market value of our stock on the date of grant) or any non-discounted stock option that is modified in a manner deemed impermissible pursuant to section 409A. We do not believe the TSO program will be affected by section 409A. With respect to options that we grant after the commencement of the TSO program, there will be no section 409A tax so long as the options are granted at fair market value (which is what we currently do) and such options are not modified in the future in a manner deemed impermissible under section 409A. The same requirements exist with respect to options that were outstanding at the time the TSO program began. Additionally, in order for outstanding options not to be affected by section 409A, the addition to the outstanding options of the transferability feature required for the TSO program must not be an impermissible modification under section 409A. The final regulations under section 409A specifically permit certain changes to be made to options without the options being deemed regrants for tax purposes. More specifically, the final regulations permit the addition of a transferability feature under certain circumstances where the discretion to add such transferability feature had been reserved, which we believe to be the case with respect to options that were outstanding at the commencement of the TSO program because the terms of the 2004 Stock Plan specifically reserve such discretion. As a result, we believe that the outstanding options should not have been deemed impermissibly modified pursuant to section 409A when the transferability feature was added for the TSO program.

The market activities of participating financial institutions with respect to our Class A common stock may affect the market price and volatility of our Class A common stock.

The financial institutions participating in the TSO program may enter into transactions to hedge their economic risk to changes in the price of our Class A common stock issuable upon exercise of the options purchased from Google employees in connection with the TSO program. These market transactions may include short sales of our Class A common stock equal to the aggregate number of shares underlying options purchased by a participating financial institution in the TSO program on a particular day. These market transactions may also include subsequent sales and purchases of our Class A common stock after the establishment of the initial hedge position by a participating financial institution in amounts deemed by such participating financial institution to appropriately hedge its portfolio of options purchased under the TSO program and that vary depending upon, among other things, the prevailing price of our Class A common stock. These sales could have the effect of decreasing the market price of our Class A common stock and the value of options purchased in the TSO program. Purchases to cover a short position may have the effect of preventing or slowing a decline in the market price of the Class A common stock, and may stabilize, maintain or otherwise affect the market price of the Class A common stock. These purchases could have the effect of increasing the market price of our Class A common stock above the price that otherwise might exist. Such sales and purchases, if commenced, could be discontinued at any time. Both sales and purchases may affect the volatility of our Class A common stock.

2004 Stock Plan Prospectus – 5

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated into this prospectus by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include all statements other than statements of historical facts and current status contained or incorporated by reference in this prospectus, including statements regarding our future financial position, our business strategy, and the plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks, uncertainties and assumptions related to: significant competition from web search providers, internet advertising companies, online service and content providers, and traditional media companies; expectations of our revenue growth rate to decline and anticipated downward pressure on our operating margin; fluctuations in our operating results; failure to innovate and provide products and services that are useful to users; and other risks, uncertainties and assumptions included in our periodic reports and in other documents that we file with the SEC.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find Additional Information.” We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our Class A common stock in our periodic reports and in other documents that we file with the SEC.

USE OF PROCEEDS

We will receive the exercise or purchase price of certain stock-based awards under the 2004 Stock Plan if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon exercise or purchase of such awards. We anticipate that we will use the net proceeds received by us for general corporate purposes, including working capital.

PLAN OF DISTRIBUTION

The 2004 Stock Plan permits us to issue shares of our Class A common stock, or the cash equivalent thereof in the case of performance units and certain other stock-based awards, to eligible employees, consultants, and directors of Google or of any parent or subsidiary of Google. Shares are issuable by means of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards. See “Appendix A – Frequently Asked Questions about the 2004 Stock Plan.”

DESCRIPTION OF CAPITAL STOCK

For a description of our Class A common stock, see the description contained in our Registration Statement on Form 10, as amended, which is incorporated herein by reference. For a description of the stock-based awards that will be issued pursuant to our 2004 Stock Plan, see “Appendix A – Frequently Asked Questions about the 2004 Stock Plan.”

2004 Stock Plan Prospectus – 6

LEGAL MATTERS

The validity of the nonstatutory stock options to be granted under our 2004 Stock Plan and the shares of Class A common stock issuable upon exercise of stock options or issuable pursuant to other stock-based awards granted under the 2004 Stock Plan will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (“SEC”) are hereby incorporated by reference in this prospectus (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 13, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 6, 2009;

•	Item 8.01 of our Current Report on Form 8-K filed with the SEC on January 22, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 3, 2009;

•	Item 5.02 and Item 8.01 of our Current Report on Form 8-K filed with the SEC on April 16, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 11, 2009;

•	The description of options to purchase our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 5, 2008; and

•	The description of our Class A common stock contained in our Registration Statement on Form 10 as filed with the SEC on April 29, 2004, as amended.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Google hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Investor Relations department, at the following address:

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

2004 Stock Plan Prospectus – 7

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the SEC. You may read and copy documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our internet address is www.google.com and the investor relations section of our website is located at http://investor.google.com. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of Class A common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Class A common stock.

This prospectus constitutes a part of a Registration Statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Google and the shares of Class A common stock, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

* * * * *

2004 Stock Plan Prospectus – 8

APPENDIX A

Google Inc.

Frequently Asked Questions about the 2004 Stock Plan

June 24, 2009

2004 Stock Plan Prospectus Appendix A – i

2004 Stock Plan Prospectus Appendix A – ii

2004 Stock Plan Prospectus Appendix A – iii

INTRODUCTION

The following questions and answers give a summary of the main features of the Google Inc. 2004 Stock Plan, referred to as the “Plan.” Please read this prospectus carefully. Google Inc. is referred to in this prospectus as “Google,” “we,” “us” and “our.”

1.	What is the Plan?

The Plan was originally adopted by our board of directors (the “Board”) on April 26, 2004, and approved by our stockholders on June 21, 2004. The Plan became effective on August 17, 2004. Since the Plan was adopted, we have increased the number of shares of Class A common stock (“Shares”) authorized under the Plan a number of times. Most recently, in March 2009, the Board authorized an amendment to the Plan to increase the number of shares by 8,500,000 shares, and in May 2009, our stockholders adopted this amendment. The Plan permits us to issue shares of our Class A common stock (“Shares”) (or the cash equivalent thereof in the case of performance units and certain other stock-based awards) to eligible employees, consultants, and directors of Google or any parent or subsidiary of Google. Shares are issuable by means of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards (collectively, “Awards”).

An individual who has received an Award under the Plan is referred to in this prospectus as a “participant.”

2.	What is the purpose of the Plan?

The Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to eligible employees, consultants, and directors of Google or of any parent or subsidiary of Google, and to promote the success of Google.

3.	How many Shares are available under the Plan?

As of June 24, 2009, a total of 37,431,660 shares of our Class A common stock were reserved for issuance pursuant to the Plan.

The Shares may be authorized, but unissued, or reacquired Shares. If an Award expires or is terminated or canceled without having been exercised or settled in full, the terminated portion of such Award will again become available for future grant or sale under the Plan. Similarly, if an Award subject to forfeiture or repurchase is forfeited back to or repurchased by Google, the forfeited or repurchased Shares subject to the Award also become available for future grant or sale under the Plan. Shares are not deemed to be issued under the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or purchase of an Award, the number of Shares available for issuance under the Plan is reduced only by the number of Shares actually issued in payment. If the exercise or purchase price of an Award is paid for through the tender of Shares, or withholding obligations are met through the tender or withholding of Shares, those Shares tendered or withheld will again be available for issuance under the Plan. However, Shares underlying options that have actually been transferred to a participating financial institution, will not be returned to the Plan and will not be available for future distribution under the Plan.

If Google experiences a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or other similar change in its capital structure, such that the Administrator determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan, then the Administer shall make the following adjustments as it may deem equitable:

•	adjustments to the number, class and price of Shares subject to outstanding Awards;

•	adjustments to the number and class of Shares available for grant under the Plan; and

2004 Stock Plan Prospectus Appendix A – 1

•	adjustments to the annual share issuance limits that the Plan is subject to in order to comply with Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

Options that have been transferred to participating financial institutions in connection with the TSO program will contain antidilution provisions that become effective upon transfer.

4.	What should I know about this prospectus?

This prospectus describes the main features of the Plan as of June 24, 2009. However, this prospectus does not contain all of the terms and conditions of the official Plan document. Accordingly, if there is any difference between the terms and conditions of the Plan as described in this prospectus and the provisions of the Plan document, the Plan document will govern.

5.	When will the Plan terminate?

The Plan will terminate in April 2014, unless our Board terminates the Plan sooner.

ADMINISTRATION AND ELIGIBILITY

6.	Who administers the Plan?

Our Board, or one or more committees appointed by the Board, administers the Plan and controls its operation. The Plan may be administered by different committees with respect to different groups of participants. In each case, the Board or the committee administering the Plan is referred to as the “Administrator” (not the same as our Stock Administration Department). The Administrator has the authority to delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. This delegation is subject to applicable laws and can be revoked at any time.

To the extent Awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Plan will be administered by a committee of two or more “outside directors” within the meaning of Section 162(m), and to the extent transactions under the Plan are intended to qualify as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the transactions will be structured to satisfy the requirements of exemption under Rule 16b-3.

The Administrator has the power to determine the terms, conditions and restrictions applicable to each Award. The Administrator may make whatever rules it considers appropriate for the administration and interpretation of the Plan. Among its powers, the Administrator may create other stock-based awards that are valued in whole or in part by reference to (or are otherwise based on) Shares or the cash equivalent thereof. In addition, the Administrator, in its discretion, may set restrictions based on the achievement of performance goals set on or before the latest date permissible to enable the options, restricted stock, restricted stock units, performance shares or performance units to qualify as “performance based compensation” under Section 162(m) of the Code. One or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction, management by objectives, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return. The Administrator’s decisions are final and binding on all participants.

7.	Can the Plan be amended?

Our Board may at any time amend, alter, suspend, or terminate the Plan, except that certain amendments may require stockholder approval or the consent of participants in the Plan.

2004 Stock Plan Prospectus Appendix A – 2

8.	Who is eligible to participate in the Plan?

Employees and consultants of Google or any parent or subsidiary of Google are eligible to participate in the Plan. Our directors are also eligible to participate in the Plan.

9.	Does participation in the Plan affect my service with Google or with any parent or subsidiary of Google?

No, the grant of an Award under the Plan does not affect the terms and conditions of your service. Google, and any parent or subsidiary of Google, reserves the right to terminate your service at any time, with or without cause, subject to the provisions of local law. The grant of an Award under the Plan does not entitle you to any future award, compensation or severance pay.

STOCK OPTIONS — GENERAL

10.	What is an option and how do I benefit from it?

An option gives you the right to purchase a specified number of Shares for a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. If the value of the Shares increases above your exercise price during its term, you will be able to buy the Shares at a “discount.” If the value of the Shares does not increase above your exercise price, you may not recognize a benefit from the exercise of your option. However, you may be able to recognize a benefit from the sale of such option through the Transferable Stock Option, or TSO, program, which is described below beginning with Question 21.

The principal benefit of your option is the potential to profit from any increase in the value of the Shares during the period in which the option is exercisable, without risking any of your money until you exercise your option. Even if the value of the Shares decreases during the period in which the option is exercisable, the option may have value if sold under the TSO program.

11.	Are there different types of options?

The Plan provides for the grant of (1) incentive stock options, which are entitled to favorable United States federal tax treatment, or (2) nonstatutory stock options, that is, options that are not incentive stock options.

Outside of the United States, options may be able to qualify for special tax treatment depending upon the tax laws of the particular jurisdiction in which you reside. In some jurisdictions, we may have implemented a sub-plan or adopted special rules so that options may qualify for special treatment in the particular jurisdiction. Therefore, it is important to review the particular provisions of the Plan, and if applicable, the sub-plan or rules that apply to your option. Please consult with your tax, legal and/or financial advisor with respect to your option.

12.	What special rules apply to incentive stock options?

Incentive stock options are only granted to our employees or the employees of our affiliates. The exercise price must be at least 100% of the fair market value of our Shares at the date of grant. The term of any incentive stock option cannot exceed 10 years. In addition, any employee who is a 10% stockholder cannot receive an incentive stock option with an exercise price less than 110% of the fair market value on the date of grant, and the term of such an option cannot exceed five years.

In addition, the total fair market value of the Shares (as of the time of grant) with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year (under all plans of Google and any of our parent or subsidiary companies) may not exceed $100,000. Any Shares in excess of this limit will be treated as a nonstatutory option. If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

2004 Stock Plan Prospectus Appendix A – 3

For purposes of the Plan, “fair market value” generally means the closing sales price for Shares on the relevant date, or if there were no sales reported on such date, the closing bid on the relevant date, as quoted on The Nasdaq Global Select Market, and as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

13.	What is the exercise price of my option?

The exercise price is the price at which you may purchase a Share by exercising an option. Subject to the limitations for incentive stock options (described in Question 12), the Administrator has discretion to determine the per Share exercise price of an option. However, the per Share exercise price for nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code will be no less than 100% of the fair market value per Share on the date of such option grant.

STOCK OPTIONS — TRADITIONAL EXERCISE METHODS

14.	When can I exercise my option?

An option will become exercisable (that is, it will “vest”) at the time or times shown in your option agreement, assuming that you have satisfied any conditions to vesting (for example, continued employment or service with us).

15.	How can I exercise my option?

To exercise an option, we must receive your electronic (or written in certain countries) notice of exercise in accordance with your option agreement, or you must follow the procedures that we may establish from time to time. With the exercise notice you also must send full payment of the exercise price and any applicable withholding taxes. Your ability to purchase Shares through the exercise of an option is conditioned upon compliance with any laws and Google policies that may apply to you. An option may not be exercised for a fraction of a Share.

16.	How do I pay the exercise price?

The Administrator determines how you may pay the exercise price of your option, and such determination is generally set forth in your option agreement.

The Plan provides that the method for paying the exercise price applicable to your option may, in the discretion of the Administrator, consist entirely of:

•	cash,

•	check,

•	promissory note,

•	certain other Shares,

•	consideration received by Google under a cashless exercise program implemented by Google in connection with the Plan,

•	a reduction in the amount of any liability Google may owe to you,

•	any combination of the foregoing methods of payment, or

•	such other consideration and methods of payment to the extent permitted by applicable laws.

2004 Stock Plan Prospectus Appendix A – 4

Please check your option agreement to determine the forms of payment that are acceptable to pay the exercise price of your option, and which forms of payment require approval of the Administrator.

17.	Will I have rights as a stockholder?

Upon the exercise of your option, we will issue (or cause to be issued) to you a stock certificate in your name (or if requested by you, in the name of you and your spouse). Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on our books or a duly authorized transfer agent of Google), you will have no right to vote or receive dividends, or any other rights as a stockholder with respect to the exercised Shares, notwithstanding the exercise of your option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, unless otherwise provided for in the Plan (see Question 3).

18.	When does my option expire?

The expiration date is the date on which your option expires and after which you no longer may exercise the option. The expiration dates for any particular option will be shown in your option agreement. The term of an incentive stock option will be subject to the limitations set out in Question 12. The options contain provisions that change the terms upon which an option expires upon transfer to a participating institution under the TSO program.

19.	Is there a limit on how many shares I can purchase through an option?

No employee, consultant or director may receive an option to purchase more than 1,000,000 shares of our common stock in any fiscal year.

20.	What happens if I am terminated?

If your service is terminated, you may exercise the vested portion of your option for the period of time stated in your option agreement. In the absence of any post-termination exercise periods specified in your option agreement, your vested options will remain exercisable for three months (or 12 months, in the case of death or disability), following your termination. The Administrator has the discretion to grant longer or shorter post-termination exercisability periods for your option as it deems appropriate. Therefore, it is important for you to read and understand your individual option agreement. If you do not exercise your option within the time specified in the option agreement, the option will terminate. In no event will your option remain exercisable beyond its original term. The options contain provisions that change the terms upon which an option expires upon transfer to a participating financial institution under the TSO program. You may not, however, participate in the TSO program once your employment is terminated, even if you may still exercise your option in a traditional manner.

STOCK OPTIONS — THE TSO PROGRAM

21.	What are transferable stock options?

Transferable stock options (“TSOs”) are employee nonstatutory stock options that, to the extent vested, may be transferred (“sold”) to participating financial institutions in an online auction as an alternative to exercising options in the traditional method and selling the underlying shares of Class A common stock.

22.	How do TSOs compare to traditional stock options?

Traditional stock options are not transferable (except in limited circumstances). In order to recognize value from such traditional stock options, the option must be exercised and the underlying shares sold. TSOs can either be exercised like traditional options, or they can be sold under the TSO program. Eligible options are not transferable other than in connection with the TSO program.

2004 Stock Plan Prospectus Appendix A – 5

23.	Which options are eligible?

Only nonstatutory stock options granted since our initial public offering in August 2004 are eligible for the TSO program. No other types of Awards under the Plan are eligible for sale under the TSO program. Options must be vested and exercisable in order to be sold in the TSO program. Options assumed in connection with acquisitions are not eligible to be sold in the TSO program. In addition, if the remaining term of your option is less than six months, the option is not eligible to be sold in the TSO program.

24.	Who can participate in the TSO program?

Participation in the TSO program is voluntary. All employees (other than Eric Schmidt, Sergey Brin and Larry Page) who otherwise hold an eligible option may participate in the TSO program. Employees may decide to participate or not participate at any time. Members of our Board and consultants may not participate in the TSO program.

The TSO program is available in all countries where we grant options except in countries where, due to local legal or tax implications, the TSO program would not benefit employees or would otherwise be impracticable.

25.	Can I sell some options and exercise others?

Employees may exercise or sell options in any mix that they choose. For any eligible option, an employee may choose to hold the option, exercise the option and either hold or sell the stock in a traditional manner, or sell the option to a participating financial institution through the TSO program.

26.	Are there periods when I cannot sell options in the TSO program?

The TSO program is available during regular trading hours for The Nasdaq Stock Market only when our trading window is open. However, on the last day of each of our trading windows, the TSO program will close one hour prior to the close of regular trading hours for The Nasdaq Stock Market. In addition, we have the right to suspend the TSO program from time to time for any reason, including for maintenance and other technical reasons, and for periods when we believe that we are in possession of material, non-public information until the information is no longer material or the second business day after the information has been made public. See our insider trading policy for a description of our trading windows and for more information on what constitutes material, non-public information. You will likely not be given advance notice of any suspension of the TSO program. You will be unable to sell options under the TSO program, even under a Rule 10b5-1 trading plan, when the TSO program is suspended or not otherwise available. Because Google may suspend the TSO program for any reason, you should not infer anything about Google in the event we suspend the TSO program.

27.	Does the TSO program affect my ability to exercise options and sell shares in the traditional way?

Not generally. However, consistent with our insider trading policy, we may from time to time prohibit Google employees from trading in Google securities if we determine that these individuals are in possession of material, non-public information. Although there is no policy that all Google employees will be prohibited from trading Google securities when the TSO program has been suspended, Google may impose blackouts on some or all Google employees in these cases. This restriction does not apply to sales of shares under a Rule 10b5-1 trading plan (but it does apply to sales of TSOs under a Rule 10b5-1 trading plan).

28.	What happens if I am terminated?

You may not participate in the TSO program once your employment is terminated, even if your option is still exercisable. Former employees may only exercise options in the traditional manner.

2004 Stock Plan Prospectus Appendix A – 6

29.	How does the TSO program work?

Options will be sold under the TSO program through an auction process in which a designated broker dealer will serve as auction manager. Currently, we have selected Morgan Stanley & Co. Incorporated to act as the auction manager. The auction will be operated through a secure internal online tool (the “TSO system”), which is accessible by participating employees. All participating financial institutions must be able to provide automated bids for all options in the TSO program on a continuous basis, updated approximately every 30 seconds while the TSO market is open.

Employees will use the TSO system to see the current highest bid price offered by the participating financial institutions for their vested options. During regular TSO market hours, the TSO system will continuously update to display the highest current bid price for each eligible option. All participating financial institutions are required to bid on all of the options eligible for sale as a condition of participation in the TSO program, although the participating financial institutions may place zero dollar bids. A bid will be valid, at the time submitted by the participating financial institution, for at least 1,000 shares underlying options. A bid will remain in force until either the total available size of the bid is purchased at the bid price, a revised bid is submitted by the auction manager or a participating financial institution or if as a result of an employee order there are fewer than 1,000 shares underlying options available on the existing bid. Employees will receive the highest bid price at the time their market order is received, which may not be the same as the latest quote provided through the TSO system. No order may exceed 1,000 shares underlying options.

Appropriate withholding taxes will be deducted from each sale and the sale price, net of any withholding, will be transferred to the employee’s brokerage account.

30.	How can I cancel an order?

Before an order is placed, the TSO system will ask you to confirm the order. Once you confirm your order, you can cancel it at any time prior to execution of the order by the auction manager. For a market order placed while the TSO program is active, there will likely be no opportunity to cancel the order after it has been placed because it will likely be executed immediately. For a market order placed while the TSO program is not active or a limit order, there may be an opportunity to cancel the order because it may not be executed immediately. Once the auction manager executes the order, you will be contractually bound to sell the option. You should be aware that the auction manager may cancel any bid after it has been matched to an order in the event the auction manager determines that an obvious error or disruption occurred in connection with the execution of such order at a clearly erroneous price.

31.	Do I have to open an additional brokerage account to participate in the TSO program?

No. The TSO program uses the same Citigroup/Smith Barney account you already have for your existing Google stock options. To participate in the TSO program, you will create an online account in the TSO system, which provides another window into your existing Citigroup/Smith Barney account. You will not be required to open an additional brokerage account.

32.	What is the role of the auction manager?

The auction manager will bid on options for its own account. In addition, the auction manager will act as an intermediary for the bids furnished by other participating financial institutions, and will receive and post the bids from other participating financial institutions. The bids from the other participating financial institutions will not be directly communicated to you by such participating financial institutions. At least two participating financial institutions must bid for a particular option in order for a bid to be communicated to you. The auction manager will communicate to you only the highest bid for each option that you wish to sell through the TSO system. If the auction manager’s bid for the option is the highest bid, the auction manager will communicate the bid to you through the TSO system and purchase your option for its own account. If another participating financial institution has communicated to the auction manager a higher bid than the auction manager is prepared to make for its own

2004 Stock Plan Prospectus Appendix A – 7

account, then the auction manager will communicate the higher bid to you, purchase the option from you and separately sell the option to the participating financial institution that provided the higher bid.

33.	Can I specify in advance the price at which I want to sell my options?

Yes. You may place either market orders or limit orders when selling your options. A market order is an order to sell automatically at whatever price is determined by the auction at the time the order is received. A limit order is an order to sell at a minimum price specified in advance by you, as long as one or more bidders is willing to pay that price. Limit orders may be set to expire at the end of a particular trading day or at the end of the current trading window. The sale of options subject to limit orders is not guaranteed if bids for such limit orders reach the limit price but the bids at that limit price expire before all limit orders at such limit price are filled. No order may exceed 1,000 shares underlying options.

34.	How are bid prices for options determined?

The price offered by participating financial institutions in the TSO program for options is based on the exercise price of the option, the current market price of our Class A common stock, the volatility of our Class A common stock, current interest rates, the term of the option, the cost of the hedging activities by the participating financial institutions and current market conditions. Options with the same exercise price will not necessarily receive bids for the same price on a particular trading day. In addition, a participating financial institution may place a limit on the number of shares underlying options it will purchase at the price offered.

35.	Can I sell vested “underwater” stock options in the TSO program?

Yes. Financial institutions do place value on “underwater” stock options (i.e., those with exercise prices above the current market price of our Class A common stock), and we expect them to bid on underwater options. However, if an option is significantly underwater and/or the option has only a limited remaining term (e.g., if an option with a ten-year term is sold nine years and five months after grant), the bid price may be very low or even zero.

36.	Do the TSOs have any changes in their terms?

In connection with the TSO program, we unilaterally amended outstanding eligible options to include certain automatic adjustment provisions that will become effective only upon transfer of the option to the auction manager. When the options are sold to a bidder under the TSO program, four changes occur:

•

For options with a remaining term greater than two years, the remaining term of the option will be automatically reduced to two years. If the remaining term of the option is less than two years, the remaining term of the option will be further reduced in six-month increments until the remaining transferable option term is zero. For example, an option with a 23-month term will be reduced to a term of 18 months. Therefore, if the remaining term is less than six months, the option is not eligible to be sold in the TSO program.

•	The forfeiture provisions related to an employee’s employment at Google will be removed.

•	The antidilution provisions of the option will be replaced with antidilution provisions customarily found in over-the-counter call options purchased and sold by securities dealers.

•

The option will be converted into that number of warrants equal to the number of shares underlying the option to be transferred under the TSO program, with each warrant representing the right to buy one share of Class A common stock.

2004 Stock Plan Prospectus Appendix A – 8

37.	What happens if I try to sell my option through the TSO program and separately try to exercise the option and sell the underlying shares?

You may not sell an option through the TSO program and separately exercise the same option and sell the underlying shares. If you do so, the exercise of the option outside the TSO program and the sale of the underlying shares will be broken, and you will be responsible for all costs associated with the broken sale.

38.	How will Google account for options in the TSO program?

Beginning January 1, 2006, we have recognized stock-based compensation for all new and unvested stock-based awards that are ultimately expected to vest as the requisite service is rendered (over the vesting period). The accounting rules require the use of a valuation model to calculate the fair value of stock-based awards for purposes of measuring the amount of stock-based compensation. We use the Black-Scholes-Merton valuation method.

The TSO program does not change the way we will account for options, but it does increase the cost per option that we will recognize for accounting purposes because the fair value per option on the date of grant will be greater because the expected life of the option will be longer. The longer expected life results from the fact that upon transfer, the options are adjusted to have a two-year remaining life (generally) from the date of sale, whereas under the non-transferable option program options expire once they are exercised. Because we expect that options will be outstanding longer, they will have a greater fair value on the date of grant which will result in more stock-based compensation for accounting purposes. We modified all outstanding stock options granted to employees after our initial public offering to permit their sale under the TSO program. As a result of this modification, we will take a stock-based compensation charge, equal to the difference between the value of the modified stock options and their value immediately prior to modification, over the remaining vesting periods of the unvested options.

Although we have no current intention of using the TSO program as a method for establishing a value for options for accounting purposes, the TSO program should provide observable market prices for transferred options, which may be relevant for this purpose.

RESTRICTED STOCK

39.	What is restricted stock?

Shares of restricted stock are Shares that are subject to restrictions that vest over time (that is, that become the nonforfeitable property of the participant) in accordance with terms and conditions that the Administrator establishes in its discretion. Upon vesting, you benefit by assuming full ownership of the Shares.

40.	How does restricted stock work?

Subject to the terms of the Plan, the Administrator may grant Shares of restricted stock in amounts as the Administrator may determine in its sole discretion. Upon the grant of an Award of restricted stock, you will be given a written restricted stock agreement. This restricted stock agreement will specify the applicable vesting schedule and any other restrictions the Administrator deems advisable, the number of Shares granted, and such other terms and conditions as the Administrator will determine in its sole discretion.

Google generally will hold the Shares subject to the grant as escrow agent until vesting (or forfeiture, in the event that vesting does not occur). Unless the Administrator determines otherwise, Shares that do not vest typically will be subject to forfeiture upon your voluntary or involuntary termination of employment or service with Google for any reason (including permanent disability). If your service terminates due to your death, and if at the time of your death you are not a Section 16 officer, all unvested shares will immediately accelerate in full upon your death. The Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Committee may specify that vesting will occur based on continued employment, the achievement of target levels of performance or the occurrence of other events as determined by the Administrator.

2004 Stock Plan Prospectus Appendix A – 9

41.	Is there a limit on how many shares of restricted stock I may receive?

No employee, consultant or director may receive more than 500,000 shares of restricted stock in any fiscal year.

42.	Can I transfer or sell my restricted stock?

Unless the Administrator provides otherwise, you may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate your Shares of restricted stock until the Shares of restricted stock have vested.

43.	Do I have rights as a stockholder with respect to my restricted stock?

Yes, you may exercise full voting rights and you will receive all dividends and other distributions paid with respect to your Shares of restricted stock. If any dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of restricted stock with respect to which they were paid.

STOCK APPRECIATION RIGHTS

44.	What is a stock appreciation right and how do I benefit from it?

Stock appreciation rights are awards that grant you, upon exercise of the stock appreciation right, an amount equal to the product of (a) the difference between the fair market value of a Share on the date of exercise over the exercise price, times (b) the number of Shares with respect to which the stock appreciation right is exercised. Thus, a stock appreciation right will have value only if the Shares increase in value after the date of grant. Google may pay the proceeds from the exercise of stock appreciation rights in cash or Shares, as the Administrator determines in its discretion.

45.	What are the terms of each stock appreciation right?

If Google grants you a stock appreciation right, we will send you a stock appreciation right agreement between Google and yourself covering the stock appreciation right grant. This stock appreciation right agreement will specify the exercise price, the term of the stock appreciation right, any conditions to exercise, and all other terms and conditions as the Administrator may determine in its sole discretion.

46.	Is there a limit on how many stock appreciation rights I may receive?

No employee, consultant or director may receive more than 1,000,000 stock appreciation rights in any fiscal year.

47.	When do my stock appreciation rights expire?

A stock appreciation right will expire upon the date determined by the Administrator and set forth in the stock appreciation rights agreement, subject to earlier termination if your employment or service with Google or any parent or subsidiary of Google is terminated.

If your service is terminated, you may exercise the vested portion of your stock appreciation right for the period of time stated in your option agreement. In the absence of any post-termination exercise periods specified in your option agreement, your vested options will remain exercisable for three months or 12 months (in the case of death or disability), following your termination. The Administrator has the discretion to grant longer or shorter post-termination exercisability periods for your stock appreciation right as it deems appropriate. Therefore, it is important for you to read and understand your individual stock appreciation right agreement. If you do not exercise your stock appreciation right within the time specified in the stock appreciation right agreement, the stock

2004 Stock Plan Prospectus Appendix A – 10

appreciation right will terminate. In no event will your stock appreciation right remain exercisable beyond its original term.

PERFORMANCE UNITS AND PERFORMANCE SHARES

48.	What are performance units and performance shares and how do I benefit from them?

Performance units and performance shares are Awards that will result in your receiving cash and/or Shares, if the conditions that apply to the Award are satisfied. The conditions typically will be based principally or solely on the achievement of performance milestones, but may include a service-based component, upon which the granting or vesting of Award may be based.

49.	How do performance units and performance shares work?

If we grant you a performance unit or performance share, Google will send you a performance award agreement between Google and yourself. This performance award agreement will specify the performance period, and such other terms and conditions as the Administrator may determine in its sole discretion.

Each performance unit will have an initial value that is established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the date of grant.

The Administrator will determine the number or value of performance units or performance shares that will be paid out under your Award. The Administrator may set performance objectives based on the achievement of company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis the Committee may determine in its discretion, including continuous status as an employee or director. The time period during which the performance objectives must be met is called the “performance period.”

50.	How are my earnings under a performance unit or performance share determined?

After the applicable performance period has ended, you will be entitled to receive a payout of the number of performance units or performance shares earned by you, if any, over the performance period. The payments will be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of your performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives.

51.	How will I receive my earnings under a performance unit or performance share?

Payment of earned performance units or performance shares will be made as soon as practicable after the expiration of the applicable performance period. The Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in Shares (which have an aggregate fair market value equal to the value of the earned performance unit or performance share at the close of the applicable performance period), or in a combination of cash and Shares.

52.	Is there a limit on how many performance units or performance shares I may receive?

No employee, consultant or director may receive more than 500,000 performance units or performance shares in any fiscal year.

2004 Stock Plan Prospectus Appendix A – 11

RESTRICTED STOCK UNITS

53.	What are restricted stock units?

Restricted stock units are Awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The Administrator determines the terms and conditions of restricted stock units.

54.	Is there a limit on how many restricted stock units I may receive?

No employee, consultant or director may receive more than 500,000 shares of restricted stock units in any fiscal year.

OTHER STOCK AWARDS

55.	What are other stock-based awards?

The Administrator has the authority under the Plan to create Awards in addition to those specifically described in the Plan. These Awards must be valued in whole or in part by reference to, or must otherwise be based on, the Shares or the cash equivalent thereof. The Administrator determines the terms and conditions of any other stock-based awards, and such Awards may be granted alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan.

PROVISIONS APPLYING TO AWARDS

56.	How do I satisfy any tax withholding that may apply to my Award?

As a condition to the issuance of any Shares or other consideration to pursuant to an Award under the Plan, the Administrator may require you to make adequate provision for any tax withholding obligations Google may have in connection with your Award. Until you pay the total amount of all taxes required to be withheld by either cash, check, or such other form as the Administrator may approve, we will not be required to issue any Shares or other consideration in connection with your Award.

If you sell options under the TSO program, appropriate withholding taxes will be deducted from each sale and the sale price, net of any withholding, will be transferred to the your brokerage account.

57.	What happens to my Award if I go on a leave of absence?

Unless the Administrator determines otherwise, the vesting of your Awards granted under the Plan will be suspended during any unpaid leave of absence and will resume on the date you return to work on a regular schedule as determined by Google and you will not receive vesting credit for the time vesting has been suspended during such leave of absence. Your status as an employee will not cease if you are on a leave of absence approved by Google, or if you transfer between locations of Google or between Google and any of its parent or subsidiary companies. For purposes of incentive stock options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or by contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any incentive stock option held by the participant will cease to be treated as an incentive stock option and will be treated for tax purposes as a nonstatutory stock option.

58.	Can I transfer my Award?

Unless the Administrator provides otherwise or except for employee nonstatutory stock options eligible for sale under the TSO program described above, Awards granted under the Plan may generally not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and

2004 Stock Plan Prospectus Appendix A – 12

distribution. An Award granted to you may be exercised during your lifetime only by you. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

59.	What happens if Google is acquired?

In the event of our merger with another corporation or a “change in control” occurs, each outstanding Award under the Plan will be assumed or an equivalent award substituted by the successor corporation (or any parent or subsidiary of the successor corporation).

“Change in control” can mean any of the following:

•	the sale of substantially all of our assets;

•

if any person acquires 50% or more of our total voting power and within three years from the date of such acquisition, a merger or consolidation of Google with or into the person (or affiliate of the person) holding such ownership occurs;

•	if we merge or consolidate with another corporation and our stockholders before the merger or consolidation do not continue to represent 50% or more of our total voting power after the transaction; or

•	a change in our board composition over a two-year period so that fewer than a majority of the directors are incumbent directors.

Unless the Administrator decides otherwise, if a successor corporation refuses to assume or substitute for an outstanding option or stock appreciation right you will fully vest in and have the right to exercise your option or stock appreciation right as to all of the Shares underlying such Awards, including Shares as to which it would not otherwise be vested or exercisable. If an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution, the Administrator will notify you in writing or electronically that such Award will be fully exercisable for a period of fifteen (15) days from the date of the notice, then terminate upon the expiration of such period. Unless the Administrator determined otherwise, any restricted stock, performance shares, performance units or deferred stock units not assumed or substituted for will be fully vested as to all of the Shares subject to the Award, including Shares which would not otherwise be vested.

In the event an outside director is terminated immediately prior to or following a change in control, other than pursuant to a voluntary resignation, the Awards he or she received under the Plan will fully vest and become immediately exercisable.

60.	What happens if Google is dissolved or liquidated?

In the event of a proposed dissolution or liquidation of Google, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action. The Administrator may, in its sole discretion, provide that an Award will fully vest and become exercisable (or restrictions will lapse) prior to termination.

TAX AND ERISA INFORMATION

The following discussion is intended only as a summary of the general United States income tax laws that apply to Awards granted under the Plan and the sale of any Shares acquired through the Awards. However, the federal, state and local tax consequences to any particular taxpayer will depend upon his or her individual circumstances. Accordingly, we strongly advise you to seek the advice of a qualified tax adviser regarding your

2004 Stock Plan Prospectus Appendix A – 13

participation in the Plan. Also, if you are not a United States taxpayer, the taxing jurisdiction or jurisdictions which apply to you will determine the tax effect of your participation in the Plan.

The following discussion assumes that the per Share exercise price of an option is equal to the fair market value of a Share on the date of grant and less than the fair market value of a Share on the date of exercise. It also assumes that the option is exercised at the time it is vested (other than in connection with the TSO program).

61.	What are the tax effects of nonstatutory stock options and stock appreciation rights?

If you are granted a nonstatutory stock option or a stock appreciation right, you are not required to include any amount towards your income at the time of grant. However, when you exercise the nonstatutory stock option or stock appreciation right, you will have ordinary income to the extent the value of the Shares (and any cash) you receive on the date of exercise is greater than the exercise price you pay. If you exercise a nonstatutory stock option through payment of the exercise price in Shares, or in a combination of Shares and cash, you will have ordinary income upon exercise to the extent that the value (on the date of exercise) of the Shares you purchase is greater than the value of the Shares you surrender, less the amount of any cash paid upon exercise.

Any gain or loss you recognize upon the sale or exchange of Shares that you acquire generally will be treated as capital gain or loss and will be long-term or short-term depending on whether you held the Shares for more than one (1) year. The holding period for the Shares will begin just after the time you recognize income. The amount of such gain or loss will be the difference between:

•	the amount you realize upon the sale or exchange of the Shares, and

•	the value of the Shares at the time you recognize ordinary income.

62.	What are the tax effects of incentive stock options?

Incentive stock options are intended to qualify for the special tax treatment available under Section 422 of the Code. You generally will not recognize income as a result of the grant or exercise of incentive stock options.

Any gain generally will be taxed at long-term capital gain rates if you sell Shares that you purchased through the exercise of an incentive stock option:

•	more than two years after the date of grant of the incentive stock option, and

•	more than one year after the date of exercise of the incentive stock option.

However, if you sell Shares purchased through the exercise of an incentive stock option within either of the two holding periods described above, generally any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable as long-term or short-term capital gain, depending on whether you have held the Shares for more than one year.

If you sell or otherwise transfer Shares that you purchased through the exercise of an incentive stock option within either of the above holding periods in a transaction in which you would not recognize a loss (if sustained) (for example, a gift), the excess of the value of the Shares on the exercise date over the exercise price will be treated as ordinary income.

Any loss that you recognize upon disposition of Shares purchased through the exercise of an incentive stock option, whether before or after expiration of the two-year and one-year holding periods, will be treated as a capital loss. Such loss will be long-term or short-term depending on whether you have held the Shares for more than one year.

2004 Stock Plan Prospectus Appendix A – 14

63.	What about incentive stock options and the alternative minimum tax?

If you are subject to the alternative minimum tax, the rules that apply to incentive stock options described above do not apply. Instead, alternative minimum taxable income generally is computed under the rules that apply to nonstatutory stock options. Accordingly, if you hold incentive stock options and are subject to the alternative minimum tax, you should be sure to consult your tax adviser before exercising any incentive stock options.

64.	What if I sell my options under the TSO program?

In the United States, when you sell options under the TSO program, the amount you receive will be treated as compensation income to you in the year that you sell the option. This income is of the same character as the income you would have received if you had exercised your nonstatutory options and immediately sold the underlying shares (rather than sold your options through the TSO program). We will withhold the same type of taxes on the compensation income you earn from the sale of the options under the TSO program as we would have if you had exercised your nonstatutory options and immediately sold the underlying shares.

Since the TSO program is a relatively new concept, the tax implications associated with this new program in certain other countries are not always certain. We work with outside tax counsel to identify the tax implications in every country where we currently grant options to employees. In the countries where we do offer participation in the TSO program, we generally believe that the tax consequences will be similar to the tax consequences of exercising ordinary options. However, you should consult with your tax advisor regarding the tax consequences of participating in the TSO program.

65.	What are the tax effects of restricted stock?

Unless you make an election under Section 83(b) of the Code, you will not have taxable income at the time you receive a restricted stock Award under the Plan. Instead, you will have ordinary income when (and if) the Shares vest and no longer can be forfeited. If you make a Section 83(b) election, you will recognize ordinary income at the time Google grants the Shares of restricted stock. However, if you later forfeit the Shares, no tax deduction is allowed with respect to the forfeiture. In all cases, the amount of ordinary income that you recognize will equal:

•	the fair market value of the Shares at the time you recognize income, less

•	the amount (if any) you pay for the Shares.

66.	What are the tax effects of a performance share or performance unit?

If you receive a performance unit or a performance share under the Plan, you will not have taxable income at the time of grant. Instead, you generally will have ordinary income when Google delivers or pays the Shares or cash to you under the terms of the performance award agreement. The amount of ordinary income will equal the fair market value on the payment date of the Shares and/or cash you receive.

Any gain or loss you recognize upon the sale or exchange of Shares that you acquire through a grant of performance units or performance shares generally will be treated as capital gain or loss and will be long-term or short-term depending term depending on whether you have held the Shares for more than one year.

67.	What are the tax effects of a restricted stock unit?

If you receive a restricted stock unit under the Plan, you will not have taxable income at the time of grant. Instead, you generally will be subject to employment tax withholding at the time the Award vests and you generally will have ordinary income when Google delivers Shares or pays cash to you under the terms of the restricted stock unit agreement. The amount of ordinary income will equal the fair market value on the payment date of the Shares and/or cash you receive.

2004 Stock Plan Prospectus Appendix A – 15

Any gain or loss you recognize upon the subsequent sale or exchange of Shares that you acquire through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending on whether you have held the Shares for more than one year.

68.	What are the tax effects for Google?

We generally will receive a deduction for United States federal income tax purposes in connection with an Award equal to the ordinary income you realize. We will be entitled to our deduction at the time that you recognize the ordinary income.

69.	Is the Plan subject to ERISA?

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

ADDITIONAL INFORMATION ABOUT THE PLAN AND PROSPECTUS

70.	Does the Plan limit a participant’s ability to resell Shares acquired under the Plan?

The Plan generally places no limitations upon a participant’s ability to sell Shares acquired under the Plan. We will not receive any part of the proceeds of any such sales.

Our policy against insider trading applies to all of our employees, directors, and consultants and our affiliates. The policy against insider trading prohibits a participant from buying or selling Shares when he or she has “inside information.” Inside information is material information about us that is not yet public but that a reasonable investor would consider important in deciding whether to buy or sell Shares. See our policy against insider trading for additional information. The TSO program may also affect your ability to exercise options and sell shares in a traditional manner (see Question 27).

A participant who is an “affiliate” of ours (within the meaning of Rule 405 under the 1933 Act), may not resell under this prospectus any Shares he or she purchases or receives under the Plan. Our executive officers and members of our Board are considered to be “affiliates” for this purpose. Any such re-sales must be either described in a separate prospectus, or, in certain instances, registered in a separate registration statement, or sold in accordance with the requirements of Rule 144 under the 1933 Act or another exemption available under the 1933 Act.

Also, section 16(b) of the 1934 Act permits us to recover any profit realized by certain of our officers, directors, and principal stockholders through the sale and purchase, or purchase and sale (as defined), of our Shares within any period of less than six (6) months.

71.	What other conditions are associated with the exercise, issuance and delivery of my Shares?

Shares will not be issued with respect to an Award unless the exercise of such Award and the issuance and delivery of Shares pursuant to the Award complies with all applicable provisions of law and will be further subject to the approval of our counsel with respect to such compliance.

As a condition to the exercise of an Award, we may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of our counsel, such a representation is required by any of the aforementioned applicable provisions of law.

Our inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by our counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve us of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

2004 Stock Plan Prospectus Appendix A – 16

72.	What if I need more information?

We will provide you free of charge with a copy of any or all of the documents incorporated by reference in this prospectus and in the registration statement on Form S-3 filed with the SEC relating to the Plan (except for any exhibits to these documents), including our annual report, and copies of other reports, proxy statements and communications distributed to our stockholders. You should direct your requests to our Stock Administration team at the following email address, location and/or phone number:

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

73.	What else should I know about this prospectus?

We may update this prospectus in the future by furnishing to participants a new prospectus or a supplement containing updated information. You should rely only on the information incorporated by reference or provided in this prospectus or any new updated prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell any stock in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or in any updated prospectus or supplement is accurate as of any date other than the date on the front of that prospectus or supplement.

2004 Stock Plan Prospectus Appendix A – 17

[Prospectus Cover Page for Morgan Stanley & Co. Incorporated]

PROSPECTUS

CLASS A COMMON STOCK

This prospectus covers sales of up to 33,527,515 shares of our Class A common stock that may be offered and sold from time to time by Morgan Stanley & Co. Incorporated in connection with the Transferable Stock Option program established by us and described in this prospectus under the headings “Background and Purpose of the Sales Covered by this Prospectus and Related Transactions” and “Plan of Distribution.” These sales will include short sales, which are sales of shares of Class A common stock borrowed by Morgan Stanley & Co. Incorporated from third parties. We will not receive any of the proceeds from the sale of the Class A common stock. See “Use of Proceeds.”

The shares of Class A common stock may be offered from time to time for sale in transactions, including block sales, in the over-the-counter market, in negotiated transactions or otherwise. The shares of Class A common stock will be sold at market prices prevailing at the time of sale or at prices otherwise negotiated. Morgan Stanley & Co. Incorporated is an underwriter with respect to the shares of Class A common stock sold by it under this prospectus. The difference, if any, between the proceeds received by Morgan Stanley & Co. Incorporated in establishing its initial hedge position with respect to an option and the price at which Morgan Stanley & Co. Incorporated purchased such option under the Transferable Stock Option program may be deemed underwriter’s compensation.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.” The closing price of our Class A common stock on June 23, 2009 was $405.68 per share.

Investing in our Class  A common stock involves risks. See “Risk Factors” beginning on page 2 and in the documents we incorporate by reference in this prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MORGAN STANLEY

June 24, 2009

[Prospectus Cover Page for Citigroup]

P R O S P E C T U S

CLASS A COMMON STOCK

This prospectus covers sales of up to 33,527,515 shares of our Class A common stock that may be offered and sold from time to time by Citigroup Global Markets Inc. in connection with the Transferable Stock Option program established by us and described in this prospectus under the headings “Background and Purpose of the Sales Covered by this Prospectus and Related Transactions” and “Plan of Distribution.” These sales will include short sales, which are sales of shares of Class A common stock borrowed by Citigroup Global Markets Inc. from third parties. We will not receive any of the proceeds from the sale of the Class A common stock. See “Use of Proceeds.”

The shares of Class A common stock may be offered from time to time for sale in transactions, including block sales, in the over-the-counter market, in negotiated transactions or otherwise. The shares of Class A common stock will be sold at market prices prevailing at the time of sale or at prices otherwise negotiated. Citigroup Global Markets Inc. is an underwriter with respect to the shares of Class A common stock sold by it under this prospectus. The difference, if any, between the proceeds received by Citigroup Global Markets Inc. in establishing its initial hedge position with respect to an option and the price at which Citigroup Global Markets Inc. purchased such option under the Transferable Stock Option program may be deemed underwriter’s compensation.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.” The closing price of our Class A common stock on June 23, 2009 was $405.68 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 2 and in the documents we incorporate by reference in this prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citi

June 24, 2009

[Prospectus Cover Page for Credit Suisse]

PROSPECTUS

CLASS A COMMON STOCK

This prospectus covers sales of up to 33,527,515 shares of our Class A common stock that may be offered and sold from time to time by Credit Suisse Securities (USA) LLC in connection with the Transferable Stock Option program established by us and described in this prospectus under the headings “Background and Purpose of the Sales Covered by this Prospectus and Related Transactions” and “Plan of Distribution.” These sales will include short sales, which are sales of shares of Class A common stock borrowed by Credit Suisse Securities (USA) LLC from third parties. We will not receive any of the proceeds from the sale of the Class A common stock. See “Use of Proceeds.”

The shares of Class A common stock may be offered from time to time for sale in transactions, including block sales, in the over-the-counter market, in negotiated transactions or otherwise. The shares of Class A common stock will be sold at market prices prevailing at the time of sale or at prices otherwise negotiated. Credit Suisse Securities (USA) LLC is an underwriter with respect to the shares of Class A common stock sold by it under this prospectus. The difference, if any, between the proceeds received by Credit Suisse Securities (USA) LLC in establishing its initial hedge position with respect to an option and the price at which Credit Suisse Securities (USA) LLC purchased such option under the Transferable Stock Option program may be deemed underwriter’s compensation.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.” The closing price of our Class A common stock on June 23, 2009 was $405.68 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 2 and in the documents we incorporate by reference in this prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

June 24, 2009

[Prospectus Cover Page for UBS Investment Bank]

PROSPECTUS

CLASS A COMMON STOCK

This prospectus covers sales of up to 33,527,515 shares of our Class A common stock that may be offered and sold from time to time by UBS Securities LLC in connection with the Transferable Stock Option program established by us and described in this prospectus under the headings “Background and Purpose of the Sales Covered by this Prospectus and Related Transactions” and “Plan of Distribution.” These sales will include short sales, which are sales of shares of Class A common stock borrowed by UBS Securities LLC from third parties. We will not receive any of the proceeds from the sale of the Class A common stock. See “Use of Proceeds.”

The shares of Class A common stock may be offered from time to time for sale in transactions, including block sales, in the over-the-counter market, in negotiated transactions or otherwise. The shares of Class A common stock will be sold at market prices prevailing at the time of sale or at prices otherwise negotiated. UBS Securities LLC is an underwriter with respect to the shares of Class A common stock sold by it under this prospectus. The difference, if any, between the proceeds received by UBS Securities LLC in establishing its initial hedge position with respect to an option and the price at which UBS Securities LLC purchased such option under the Transferable Stock Option program may be deemed underwriter’s compensation.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.” The closing price of our Class A common stock on June 23, 2009 was $405.68 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 2 and in the documents we incorporate by reference in this prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UBS Investment Bank

June 24, 2009

[Prospectus Cover Page for JPMorgan]

PROSPECTUS

CLASS A COMMON STOCK

This prospectus covers sales of up to 33,527,515 shares of our Class A common stock that may be offered and sold from time to time by J.P. Morgan Securities Inc. in connection with the Transferable Stock Option program established by us and described in this prospectus under the headings “Background and Purpose of the Sales Covered by this Prospectus and Related Transactions” and “Plan of Distribution.” These sales will include short sales, which are sales of shares of Class A common stock borrowed by J.P. Morgan Securities Inc. from third parties. We will not receive any of the proceeds from the sale of the Class A common stock. See “Use of Proceeds.”

The shares of Class A common stock may be offered from time to time for sale in transactions, including block sales, in the over-the-counter market, in negotiated transactions or otherwise. The shares of Class A common stock will be sold at market prices prevailing at the time of sale or at prices otherwise negotiated. J.P. Morgan Securities Inc. is an underwriter with respect to the shares of Class A common stock sold by it under this prospectus. The difference, if any, between the proceeds received by J.P. Morgan Securities Inc. in establishing its initial hedge position with respect to an option and the price at which J.P. Morgan Securities Inc. purchased such option under the Transferable Stock Option program may be deemed underwriter’s compensation.

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time into one share of Class A common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.” The closing price of our Class A common stock on June 23, 2009 was $405.68 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 2 and in the documents we incorporate by reference in this prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan

June 24, 2009

You should rely only on the information contained in or incorporated by reference into this prospectus or any free writing prospectus authorized by Google and delivered in connection with this offering. We have not, and the participating financial institution has not, authorized any other person to provide you with information different from that contained in this prospectus or any free writing prospectus authorized by Google. The participating financial institution is offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY

The Company

Google is a global technology leader focused on improving the ways people connect with information. Our innovations in web search and advertising have made our web site a top internet property and our brand one of the most recognized in the world. We maintain a large index of web sites and other online content, which we make freely available via our search engine to anyone with an internet connection. Our automated search technology helps people obtain nearly instant access to relevant information from our vast online index.

We generate revenue primarily by delivering relevant, cost-effective online advertising. Businesses use our AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party web sites that comprise the Google Network use our AdSense program to deliver relevant ads that generate revenue and enhance the user experience.

Our mission is to organize the world’s information and make it universally accessible and useful. We believe that the most effective, and ultimately the most profitable, way to accomplish our mission is to put the needs of our users first. We have found that offering a high-quality user experience leads to increased traffic and strong word-of-mouth promotion. Our dedication to putting users first is reflected in three key commitments:

•

We will do our best to provide the most relevant and useful search results possible, independent of financial incentives. Our search results will be objective and we do not accept payment for search result ranking or inclusion.

•

We will do our best to provide the most relevant and useful advertising. Advertisements should not be an annoying interruption. If any element on a search result page is influenced by payment to us, we will make it clear to our users.

•	We will never stop working to improve our user experience, our search technology and other important areas of information organization.

We believe that our user focus is the foundation of our success to date. We also believe that this focus is critical for the creation of long-term value. We do not intend to compromise our user focus for short-term economic gain.

We were incorporated in California in September 1998, and in August 2003, we reincorporated in Delaware. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. We maintain a number of web sites including www.google.com. The information on our web sites is not part of this prospectus.

Google® is a registered trademark in the United States and several other countries. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective holders.

The Offering

This prospectus covers sales of up to 33,527,515 shares of our Class A common stock that may be offered and sold from time to time by the participating financial institution named on the cover of this prospectus in connection with the Transferable Stock Option program established by us and described in this prospectus under the headings “Background and Purpose of the Sales Covered by this Prospectus and Related Transactions” and “Plan of Distribution.” These sales will include short sales, which are sales of shares borrowed by the participating financial institution from third parties. We will not receive any of the proceeds from the sale of the Class A common stock.

Hedging Prospectus – 1

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to the Transferable Stock Option Program

The market activities of participating financial institutions with respect to our Class A common stock may affect the market price and volatility of our Class A common stock.

The financial institutions participating in the Transferable Stock Option, or TSO, program may enter into transactions to hedge their economic risk to changes in the price of our Class A common stock issuable under options purchased from Google employees in connection with the TSO program. These market transactions may include short sales of our Class A common stock equal to the aggregate number of shares underlying options purchased by a participating financial institution in the TSO program on a particular day. These market transactions may also include subsequent sales and purchases of our Class A common stock after the establishment of the initial hedge position by a participating financial institution in amounts deemed by such participating financial institution to appropriately hedge its portfolio of options purchased under the TSO program and that vary depending upon, among other things, the prevailing price of our Class A common stock. These subsequent sales and purchases are not covered by this prospectus. These sales could have the effect of decreasing the market price of our Class A common stock and the value of options purchased in the TSO program. Purchases to cover a short position may have the effect of preventing or slowing a decline in the market price of the Class A common stock, and may stabilize, maintain or otherwise affect the market price of the Class A common stock. These purchases could have the effect of increasing the market price of our Class A common stock above the price that otherwise might exist. Such sales and purchases, if commenced, could be discontinued at any time. Both sales and purchases may affect the volatility of our Class A common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated into this prospectus by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include all statements other than statements of historical facts and current status contained or incorporated by reference in this prospectus, including statements regarding our future financial position, our business strategy, and the plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks, uncertainties and assumptions related to: significant competition from web search providers, internet advertising companies, online service and content providers, and traditional media companies; expectations of our revenue growth rate to decline and anticipated downward pressure on our operating margin; fluctuations in our operating results; failure to innovate and provide products and services that are useful to users; and other risks, uncertainties and assumptions included in our periodic reports and in other documents that we file with the SEC.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Hedging Prospectus – 2

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find Additional Information.” We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our Class A common stock in our periodic reports and in other documents that we subsequently file with the SEC, and that we will describe in supplements to this prospectus.

BACKGROUND AND PURPOSE OF THE SALES COVERED BY THIS PROSPECTUS

AND RELATED TRANSACTIONS

Description of the Transferable Stock Option Program

Under the TSO program, our employees are able to sell their vested stock options to participating financial institutions in an online auction as an alternative to exercising options in the traditional method and selling the underlying shares of Class A common stock. By enabling our employees to sell vested options, employees may realize additional value for their options beyond the intrinsic value of the option, which is the difference between the current market price and the exercise price. Certain financial institutions, including the financial institution named on the cover of this prospectus, which we refer to as participating financial institutions, will bid for the options in the online auction, and employees will be able to sell their options only to the participating financial institutions. The financial institutions participating in our TSO program are chosen at our sole discretion.

The Auction Process

Options will be sold under the TSO program through an auction process in which a designated broker dealer will serve as auction manager. Currently, we have selected Morgan Stanley & Co. Incorporated to act as the auction manager. The auction is operated on a continuous quote model through a secure internal online tool, the TSO system, which is accessible by participating employees.

The auction manager will bid on options for its own account. In addition, the auction manager will act as an intermediary for the bids furnished by other participating financial institutions, and will receive and post the bids from other participating financial institutions. The bids from the other participating financial institutions will not be directly communicated to employees by such participating financial institutions. At least two participating financial institutions must bid for a particular option in order for a bid to be communicated to employees. The auction manager will communicate to employees only the highest bid for each option that the employee wishes to sell through the TSO system. If the auction manager’s bid for the option is the highest bid, the auction manager will communicate the bid to the employee through the TSO system and purchase the option for its own account. If another participating financial institution has communicated to the auction manager a higher bid than the auction manager is prepared to make for its own account, then the auction manager will communicate the higher bid to the employee, purchase the option from the employee and separately transfer and settle with the participating financial institution that provided such bid.

Employees will use the TSO system to see the current highest bid price offered by the participating financial institutions for their vested options. The price offered by participating financial institutions in the TSO program for options is expected to be based on the exercise price of the option, the current market price of our Class A common stock, the volatility of our Class A common stock, current interest rates, the term of the option, the cost of the hedging activities by the participating financial institutions and current market conditions. Options with the same exercise price will not necessarily receive bids for the same price on a particular trading day. In addition, a participating financial institution may place a limit on the number of shares it will purchase at the price offered. We refer to this limit as the size of the bid.

All participating financial institutions are required to bid on all of the options offered for sale as a condition of participation in the TSO program, although they are permitted to place bids of zero. A bid will be valid, at the time submitted by the participating financial institution, for at least 1,000 shares underlying options. A bid will remain in force until either the total available size of the bid is purchased at the bid price, a revised bid is submitted

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by the auction manager or a participating financial institution, or if as a result of an employee order there are fewer than 1,000 shares underlying options available on the existing bid. Employees will receive the highest bid price at the time their market order is received, which may not be the same as the latest quote provided through the TSO system.

Employees may place either market orders or limit orders when selling their options. A market order is an order to sell automatically at whatever price is determined once all the bids have been submitted. A limit order is an order to sell at a minimum price specified in advance by the employee, as long as one or more bidders is willing to pay that price. Limit orders may be set to expire at the end of a particular trading day or at the end of the current trading window. The sale of options subject to limit orders is not guaranteed if bids for such limit orders reach the limit price but the bids at that limit price expire before all limit orders at such limit price are filled. No order may exceed 1,000 shares underlying options. An employee can cancel the order at any time prior to execution of the order by the auction manager. Once the auction manager executes the order, the employee will be contractually bound to transfer the option. The auction manager may cancel any bid after it has been matched to an order in the event the auction manager determines that an obvious error or disruption occurred in connection with the execution of such order at a clearly erroneous price. Appropriate withholding taxes will be deducted from each sale, and the sale price, net of any withholding, will be transferred to the employee’s brokerage account. Any option sold in the TSO program will be modified upon transfer to the auction manager in accordance with the automatic adjustment provisions described below.

The TSO program is available during regular trading hours for The Nasdaq Stock Market only when our trading window is open. Currently our trading window opens on the second business day following the release of our financial results for the prior quarter and remains open through the last calendar day of the second month of the quarter. However, on the last day of each of our trading windows, the TSO program will close one hour prior to the close of regular trading hours for The Nasdaq Stock Market. In addition, we have the right under the distribution agreement for the TSO program to suspend the TSO program from time to time for any reason, including for maintenance and other technical reasons, and for periods when we believe that we are in possession of material, non-public information until the information is no longer material or the second business day after the information has been made public. Employees and the participating financial institutions may not be given advance notice of any suspension of the TSO program. An employee will be unable to sell options under the TSO program, even under a Rule 10b5-1 trading plan, when the TSO program has been suspended or is not otherwise available.

The auction manager and participating financial institutions are not responsible for any filing or disclosure under Section 13 or Section 16(a) of the Exchange Act relating to participation in the TSO program by our executive officers.

Eligibility and Participation

Only nonstatutory stock options granted since our initial public offering in August 2004 are eligible for the TSO program. In addition, options must be vested and exercisable in order to be sold in the program. Eligible options are not transferable other than in connection with the TSO program. Options assumed in connection with acquisitions are not eligible to be sold in the TSO program. In addition, if the remaining term of the option is less than six months, the option is not eligible to be sold in the TSO program.

Participation in the TSO program is voluntary. All employees (other than Eric Schmidt, Sergey Brin and Larry Page) may participate in the TSO program. Employees may decide to participate or not participate at any time; however, an employee may not participate in the TSO program once employment is terminated. Members of our board of directors and consultants may not participate in the TSO program.

Employees may exercise or sell options, whether traditionally or in the TSO program, in any mix that they choose. We intend to make the TSO program available in all countries where we grant options except in countries where, due to local legal or tax implications, the TSO program would not benefit employees or would otherwise be impracticable.

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Amendment of Outstanding Options

In connection with the TSO Program, we unilaterally amended outstanding eligible options to include certain automatic adjustment provisions that will become effective only upon transfer of the option to the auction manager. These provisions include:

•

Reduction of Option Term. For options with a remaining term of two years or more, the term of the option will be automatically reduced to two years. If the remaining term of the option is less than two years, the remaining term of the option will be further reduced in six-month increments until the remaining transferable term is six months. For example, an option with a 23-month term will be reduced to a term of 18 months. Therefore, if the remaining term is less than six months, the option is not eligible to be sold in the TSO program.

•	Removal of Employment Provisions. The forfeiture provisions related to an employee’s employment at Google will be removed.

•

Replacement of Antidilution Provisions. The antidilution provisions of the option will be replaced with antidilution provisions customarily found in over-the-counter call options purchased and sold by securities dealers.

•

Conversion to Warrants: The option will be converted into that number of warrants equal to the number of shares underlying the option to be transferred under the TSO program, with each warrant representing the right to buy one share of Class A common stock.

Executive Officer Participation

Our executive officers (other than Eric Schmidt, Sergey Brin and Larry Page) may participate in the TSO program. The table below sets forth certain information with respect to the options that may be sold in the TSO program by our participating executive officers as of May 31, 2009.

Among other things, options must be vested and exercisable in order to be sold in the TSO program. Furthermore, participation in the TSO program is voluntary and employees may decide to participate or not participate at any time, and employees may exercise or sell options, whether traditionally or in the TSO program, in any mix that they choose. As a result, we cannot determine the number of options that will be sold by our participating executive officers in the TSO program.

Solely for purposes of the table below, we assume (i) that all options otherwise eligible to be sold in the TSO program by our participating executive officers are vested and exercisable as of May 31, 2009, and (ii) the participating executive officers will sell all of their eligible options in the TSO program.

Participating Executive Officer	Shares Subject to Options to be Sold in TSO Program	Percentage of Total Shares Subject to Options to be Sold in TSO Program (1)	Percentage of Class A Common Stock Outstanding (2)
Shona L. Brown	30,000	*	*
David C. Drummond	64,138	*	*
Alan Eustace	74,138	*	*
Patrick Pichette	79,388	*	*
Jonathan J. Rosenberg	74,138	*	*

*	Less than 1%.
(1)	Based on 10,846,280 shares subject to options as of May 31, 2009, assuming that all such options are vested and exercisable as of such date.
(2)	Based on 241,722,416 shares of our Class A common stock outstanding as of May 31, 2009. Amounts shown in the column represent the percentage both prior to and after any sales of options by participating executive officers in the TSO program.

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Hedging and Share Borrowing

Participating financial institutions may sell shares of our Class A common stock under this prospectus to hedge their economic risk to changes in the price of our Class A common stock issuable under options purchased from Google employees in connection with the TSO program. These market transactions may include short sales of our Class A common stock equal to the aggregate number of shares underlying options purchased by a participating financial institution in the TSO program on a particular day. These market transactions may also include subsequent sales and purchases of our Class A common stock after the establishment of the initial hedge position by the participating financial institutions in amounts deemed by a participating financial institution to appropriately hedge its portfolio of options purchased under the TSO program and that will vary depending upon, among other things, the prevailing price of our Class A common stock. These subsequent sales and purchases are not covered by this prospectus. Participating financial institutions intend to borrow such shares from securities lenders for delivery to purchasers in this offering, and will pay customary fees to the lenders for this service. Participating financial institutions may use shares obtained by them or their affiliates upon exercise of options originally transferred to them under the TSO program to return shares to the securities lenders. None of the shares sold by a participating financial institution pursuant to this prospectus will be shares acquired or borrowed from us.

USE OF PROCEEDS

While we will not receive any proceeds from the sale of the shares of Class A common stock covered by this prospectus, we will receive the exercise price of options sold to participating financial institutions in connection with the TSO program if and when the participating financial institution pays cash to exercise such options. We will not receive any proceeds if the options sold to participating financial institutions in connection with the TSO program are exercised on a cashless basis.

PLAN OF DISTRIBUTION

We have entered into a distribution agreement with the participating financial institutions relating to shares of our Class A common stock. Subject to certain conditions, the participating financial institutions will sell shares of our Class A common stock pursuant to this prospectus. The participating financial institutions will be underwriters with respect to any such sales.

The shares of Class A common stock offered from time to time by this prospectus will generally be borrowed by the participating financial institutions from stock lenders. The participating financial institutions may use shares received from us upon exercise of the options purchased in the TSO program to settle or close out open borrowings created to hedge their exposure under the TSO program.

The financial institutions participating in the TSO program may enter into transactions to hedge their economic risk to changes in the price of our Class A common stock issuable under options purchased from Google employees in connection with the TSO program. These market transactions may include short sales of our Class A common stock equal to the aggregate number of shares underlying options purchased by a participating financial institution in the TSO program on a particular day. These market transactions us may also include subsequent sales and purchases of our Class A common stock after the establishment of the initial hedge position by a participating financial institution in amounts deemed by such participating financial institution to appropriately hedge its portfolio of options purchased under the TSO program and that vary depending upon, among other things, the prevailing price of our Class A common stock. These subsequent sales and purchases are not covered by this prospectus. These sales could have the effect of decreasing the market price of our Class A common stock and the value of options purchased in the TSO program. Purchases to cover a short position may have the effect of preventing or slowing a decline in the market price of the Class A common stock, and may stabilize, maintain or otherwise affect the market price of the Class A common stock. These purchases could have the effect of increasing the market price of our Class A common stock above the price that otherwise might exist. Such sales and purchases, if commenced, could be discontinued at any time. Both sales and purchases may affect the volatility of our Class A common stock. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

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Any profits or losses from these ongoing purchases and sales of shares of Class A common stock (or other instruments with a value related to the value of the shares of Class A common stock) will be solely for the account of the participating financial institutions and neither we nor the purchasers in the offering will have any interest in these transactions. The difference, if any, between the proceeds received by a participating financial institution in establishing its initial hedge position with respect to an option and the price at which the participating financial institution purchased such option under the TSO program may be deemed underwriter’s compensation.

We have agreed to indemnify the participating financial institutions against certain liabilities, including liabilities under the Securities Act of 1933.

The participating financial institutions and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. Morgan Stanley & Co. Incorporated is acting as the initial auction manager under the TSO program, and an affiliate of Citigroup Global Markets Inc. acts as the option administrator for the 2004 Stock Plan.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Davis Polk & Wardwell LLP, New York, New York and Menlo Park, California, is representing the participating financial institutions.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (“SEC”) are hereby incorporated by reference in this prospectus (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 13, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 6, 2009;

•	Item 8.01 of our Current Report on Form 8-K filed with the SEC on January 22, 2009;

•	Our Current Report on Form 8-K filed with the SEC on March 3, 2009;

•	Item 5.02 and Item 8.01 of our Current Report on Form 8-K filed with the SEC on April 16, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 11, 2009;

•	The description of options to purchase our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 5, 2008; and

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•	The description of our Class A common stock contained in our Registration Statement on Form 10 as filed with the SEC on April 29, 2004, as amended.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Google hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Investor Relations department, at the following address:

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the SEC. You may read and copy documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our internet address is www.google.com and the investor relations section of our website is located at http://investor.google.com. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of Class A common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Class A common stock.

This prospectus constitutes a part of a Registration Statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Google and the shares of Class A common stock, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

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